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                                                                 Exhibit 10.31


                    FIFTH AMENDMENT TO BRIDGE LOAN CONVERSION
                             AND EXTENSION AGREEMENT


            This Amendment is between Rockford Corporation, an Arizona corporation ("Borrower") and Boulder Investors Ltd. Partnership, as successor to Carolyn S. Bartol ("Lender"). Borrower and Lender agree as follows:

      1.    Recitals.

            1.1 Existing Agreement. Borrower and Lender are party to a Bridge Loan Conversion and Extension Agreement (the "Loan Agreement") dated as of July 1, 1996, pursuant to which Borrower owes $1,000,001 of principal to Lender. The original due date of December 31, 1996,

            (a) was extended to March 30, 1997, pursuant to the First Amendment to Bridge Loan Conversion and Extension Agreement dated as of December 31, 1996 (the "First Amendment"),

            (b) was further extended to June 30, 1997 pursuant to the Second Amendment to Bridge Loan Conversion and Extension Agreement dated as of March 30, 1997 (the "Second Amendment"),

            (c) was further extended to require principal payments of $200,000 per month beginning on September 15, 1997 pursuant to the Third Amendment to Bridge Loan Conversion and Extension Agreement dated as of June 18, 1997 (the "Third Amendment"), and

            (d) was further extended to require principal payments of $200,000 per month beginning on May 15, 1998 pursuant to the Fourth Amendment to Bridge Loan Conversion and Extension Agreement dated as of September 15, 1997 (the "Fourth Amendment").

References in this Amendment to the "Agreement" refer to the Loan Agreement as modified by the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment. Terms used in this Amendment and not otherwise defined have the meanings given in the Agreement.

            1.2 Agreed Extension. Lender and Borrower have agreed (a) to extend the due date of the principal owed pursuant to the Agreement to September 15, 1999 (subject to the requirement for principal payments set forth below), (b) in connection with such extension, to change the interest rate on the Loan to 9% per annum, and (c) to extend the period for Borrower's exercise of the Option Shares to September 15, 1999.

      2. Extension Agreement. Lender extends the due date for the balance of the Loan to September 15, 1999, subject to the requirement that Borrower make principal payments of $200,000 on each of May 15, June 15, July 15, and August 15, 1999. The Note is amended to conform to this extension and principal payment schedule

      3. New Interest Rate. The interest rate on the Loan is changed, effective as of May
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15, 1998, to 9% per annum, payable at the times provided in the Agreement and
Note. If Borrower fails to make any principal payment when due, then (a) Borrower will within 30 days after notice from Lender meet with Lender to discuss Borrower's business prospects and plans for payment and (b) Lender may, by written notice to Borrower, increase the interest rate on the Loan by up to 2% per annum above the rate otherwise payable under the Note and this Amendment. The Note is amended to conform to this change in the interest rate and the default interest rate.

      4. Extension for Repayment of Principal and Option. The first sentence of section 5 of the Agreement is amended to read "Borrower will pay the principal on the Note on or before September 15, 1999, with earlier principal payments as required in this Agreement." Borrower will continue to have the option to purchase the Option Shares at any time before repayment of the Note by Borrower, with the option expiring pro-rata with each reduction in principal. Borrower will give Lender notice of repayment, and an opportunity to exercise the option, before repaying the Loan. Notwithstanding any other provisions of the Agreement, the option to purchase the Option Shares will expire on the date the Securities and Exchange Commission declares effective a registration statement for the Borrower's Common Stock.

      5. Notice of Sales of Shares. Section 5 of the Agreement is amended to add the following new sentence: "Borrower will give Lender notice of any proposed sale of shares to an unaffiliated third party, at least 30 days before the sale is consummated."

      6. Continued Effectiveness of Agreement. Except as expressly amended by this Amendment, the Agreement and the Note continue in full force and effect.

      7. Effective Date. This Amendment is effective as of May 15, 1998.

                                    ROCKFORD CORPORATION


                                    By  /s/ James M. Thomson
                                        ---------------------------------------
                                    Its  Vice President Finance & CFO
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                                    BOULDER INVESTORS LTD. PARTNERSHIP


                                    By  /s/ Timothy C. Smith
                                        ---------------------------------------
                                    Its  General Partner
                                        ---------------------------------------